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                                                                     EXHIBIT III

                        REGISTRATION RIGHTS AGREEMENT

           REGISTRATION RIGHTS AGREEMENT, dated as of October 3, 1997 (this "Agreement"), by and between Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company"), The Prudential Insurance Company of America, a New Jersey corporation ("Prudential"), Strategic Value Investors, LLC, a Delaware limited liability company ("SVI-US") and Strategic Value Investors International, LLC, a Delaware limited liability company ("SVI-International")(Prudential, SVI-US and SVI-International collectively, the "Investors").

            WHEREAS, pursuant to that certain Series B Cumulative Convertible Redeemable Preferred Share Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and between the Company and Prudential, Prudential has agreed to acquire 1,450,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and 1,216,666 shares of Series B Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock" and, together with the Common Stock, the "Shares"), all of which Preferred Stock may be converted into shares of Common Stock, pursuant to the terms of and subject to certain limitations set forth in the Articles Supplementary relating to the Preferred Stock; and

            WHEREAS, in connection with the Purchase Agreement, the Company has agreed to register for sale by Prudential and certain transferees, the shares of Common Stock purchased by Prudential pursuant to the Purchase Agreement (the "Initial Common Shares") and the shares of Common Stock received by Prudential upon conversion of shares of Preferred Stock (the "Underlying Common Shares");

      WHEREAS, pursuant to that certain Assignment and Assumption of Acquisition Rights dated as of October 2, 1997, Prudential assigned and SVI-US and SVI-International assumed certain of Prudential's rights and obligations under the Purchase Agreement and the Company acknowledged and consented to such assignment and assumption; and

           WHEREAS, the parties hereto desire to enter into this Agreement to evidence the foregoing agreement of the Company and the mutual covenants of the parties relating thereto.

           NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

      Section 1. Certain Definitions.

            In this Agreement the following terms shall have the following respective meanings:

            "Accredited Investor" shall have the meaning set forth in Rule 501 of the General Rules and Regulations promulgated under the Securities Act.

            "Affiliates" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.
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            "Articles Supplementary" shall mean the Articles Supplementary
Classifying and Designating the Series B Cumulative Convertible Redeemable Preferred Stock, as filed with the Department of Assessments and Taxation of the State of Maryland.

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

            "Holder" or "Holders" shall mean (i) the Investors and (ii) each Person holding Registrable Shares as a result of a transfer or assignment to that Person of Registrable Shares other than pursuant to an effective registration statement or Rule 144 (or any successor provision) under the Securities Act.

            "Indemnified Party" shall have the meaning ascribed to it in Section 4(c) of this Agreement.

            "Indemnifying Party" shall have the meaning ascribed to it in
Section 4(c) of this Agreement.

            "Managing Underwriter" shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, as set forth in Section 3 hereof.

            "Market Value" shall mean, with respect to the Common Stock on any date of determination, the average of the closing prices of the Common Stock on each of the preceding 10 trading days on the New York Stock Exchange.

            "Person" shall mean an individual, corporation, partnership, estate, trust, association, private foundation, joint stock company or other entity.

            "Preferred Stock" shall have the meaning ascribed to it in the recitals to this Agreement.

            "Prospectus" shall mean the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities
Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares.

            The terms "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a Shelf Registration Statement (and Prospectus) in compliance with the Securities Act providing for the sale by the Holders in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.


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            "Registrable Shares" shall mean (i) the Initial Common Shares, (ii)
the Underlying Common Shares, and (iii) the shares of Common Stock issued upon redemption of shares of Preferred Stock in accordance with Section 5(a) of the Articles Supplementary classifying and designating the Preferred Stock; provided, however, that any such shares of Common Stock shall cease to be Registrable Shares when (A) a shelf registration statement with respect to the sale of such shares shall have become effective under the Securities Act and all such shares shall have been disposed of in accordance with such shelf registration statement; (B) such shares shall have been resold by the Holder thereof in accordance with Rule 144; (C) such shares shall have been otherwise transferred and new certificates not subject to transfer restrictions under the Securities Act and not bearing any legend restricting further transfer shall have been delivered by the Company, and no other applicable and legally binding restriction on transfer under the federal securities laws shall exist; or (D) such shares may be sold in accordance with Rule 144(k) under the Securities Act.

            "Registration Expenses" shall mean all out-of-pocket expenses (excluding Selling Expenses) incurred by the Company in complying with Section 2 hereof, including, without limitation, the following: (a) all registration and filing fees; (b) fees and expenses of compliance with federal and state securities or real estate syndication laws (including, without limitation, reasonable fees and disbursements of counsel in connection with state securities and real estate syndication qualifications of the Registrable Shares under the laws of such jurisdictions as the Holders may reasonably designate); (c) printing (including, without limitation, expenses of printing or engraving certificates representing the Registrable Shares in a form eligible for deposit with The Depository Trust Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), messenger, telephone, shipping and delivery expenses; (d) fees and disbursements of counsel for the Company; (e) fees and disbursements of all independent public accountants of the Company; (f) Securities Act liability insurance if the Company so desires; (g) fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by the Company; and (h) fees and expenses incurred in connection with the listing of the Registrable Shares on each securities exchange on which securities of the same class are then listed.

            "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

            "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to any sale of Registrable Shares.

            "Shelf Registration" shall mean a registration effected pursuant to
Section 2 hereof.

            "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 2 hereof filed with the Commission which covers some or all of the Registrable Shares, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.


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      Section 2. Shelf Registration.

            (a) The Company shall, within 45 days following the date of initial issuance (the "Issue Date") of the Shares, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Shares by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable and in no event later than 90 days after the Issue Date (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable state securities and real estate syndication laws); provided, however that no Holder shall be entitled to have the Registrable Shares held by it covered by such Shelf Registration unless such Holder is in compliance with Section 3(k) hereof.

            (b) The Company shall (i) use its reasonable best efforts to keep such Shelf Registration continuously effective in order to permit the Prospectus forming part thereof to be usable by the Holders for so long as the aggregate Market Value of the Registrable Shares is at least $10 million or such shorter period that will terminate upon the earlier of the following: (A) the date when all the Registrable Shares have been sold pursuant to such shelf registration statement or Rule 144 and (B) the date on which, in the reasonable, written opinion of counsel to the Holders and/or to the Company, all outstanding Registrable Shares held by persons that are not affiliates of the Company may be resold without registration under the Securities Act in accordance with Rule 144(k) or any successor provision thereto (in any such case, such period being called the "Effectiveness Period") and (ii) after the effectiveness of the Shelf Registration Statement, promptly upon the request of any Holder to take any action reasonably necessary to register the sale of any Registrable Shares of such Holder and to identify such Holder as a selling securityholder. The Company shall be deemed not to have used their reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if the Company voluntarily takes any action that would result in Holders covered thereby not being able to offer and sell any such Registrable Shares during that period, unless (x) such action is required by applicable law or the rules of any national securities exchange or other market on which any of the Registrable Shares are then listed or quoted, or (y) any event contemplated by paragraph 3(c)(2)(iii) below occurs and the Company acts promptly in good faith and for valid business reasons in suspending use of the Prospectus until the requisite changes have been made and the Company thereafter promptly (and in no event longer than 30 days) complies with the requirements of paragraph 3(i) below.

           Notwithstanding the foregoing, the Company shall have the right (the "Suspension Right") to defer such filing (or suspend sales under any filed registration thereunder) for a period of not more than 90 days during any 12-month period, if the Company shall furnish to the Holders a certificate signed by the President or any other executive officer of the Company stating that, either (i) in the good faith judgment of the Company, the continued effectiveness of the Shelf Registration Statement would require the Company to disclose a material financing, acquisition or other corporate transaction, and the Board of Directors shall have determined in good faith that it would be detrimental to the Company and its shareholders to file such registration statement or amendment thereto at such time (or continue sales under a filed registration statement) or (ii) the Company plans to conduct an underwritten offering of its equity securities during such 90-day period. and, in each case, therefore, the Company has elected to defer the filing of such registration statement (or suspend sales under a filed registration statement); provided that, in the case of clause (ii), the Company shall terminate such deferral or suspension, prior to the end of such 90-day period and following the thirtieth day following the initial closing of any such underwritten offering, in the event that during such period the average of the closing prices of the class of equity


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securities sold by the Company in such offering during a period of 20 consecutive trading days is at least 110% of the initial public offering price of such security in such offering.

      Section 3. Registration Procedures.

            (a) The Company shall furnish to the Holders , prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof or supplement, if any, to the Prospectus included therein and shall use its reasonable efforts to reflect in each such document, when so filed with the Commission, such comments at the Holders reasonably may propose.

            (b) The Company shall take such action as may be necessary so that
(i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

            (c) (1) The Company shall advise the Holders: (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

            (2) The Company shall advise the Holders of: (i) the issuance by the Commission of any stop order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose; (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Shelf Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

            (d) The Company shall use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

            (e) The Company shall furnish to each Holder, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all reports, other documents and exhibits (including those incorporated by reference).


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            (f) The Company shall, during the Effectiveness Period, deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents (except upon and during the continuance of any event described in paragraph 3(c)(2)(iii) above) to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Shares covered by the Prospectus or any amendment or supplement thereto during the Shelf Registration Period.

            (g) Prior to any offering of Registrable Shares pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders included therein and their respective counsel in connection with the registration or qualification of such Registrable Shares for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such United States jurisdictions of the Registrable Shares covered by such Shelf Registration Statement; provided, however, that in no event shall the Company be obligated to
(i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this
Section 3(g), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

            (h) Unless any Registrable Shares shall be in book-entry only form, the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such permitted denominations and registered in such names as Holders may request in connection with the sale of Registrable Shares pursuant to such Shelf Registration Statement.

            (i) Upon the occurrence of any event contemplated by paragraph 3(c)(2)(iii) above, the Company shall promptly, and in any event within 30 days, prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Holders of the occurrence of any event contemplated by paragraph 3(c)(2)(iii) above, the Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

            (j) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to their security holders or otherwise provide in accordance with
Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

            (k) The Company may require each Holder to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Shares as the Company may from time to time reasonably request for inclusion in such Shelf Registration Statement and the Company may exclude from such registration the Registrable Shares of any Holder that fails to furnish such information within a reasonable time after receiving such request.


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            (l) The Company agrees to use its reasonable best efforts (including the payment of any listing fees) to obtain the listing of all Registrable Shares covered by the registration statement on each securities exchange on which securities of the same class are then listed.

            (m) If the Holders of at least 800,000 Registrable Shares (or such fewer number as remain outstanding) shall propose to sell such Registrable Shares in an underwritten public offering, such Holders shall be entitled to select the underwriters for such offering, subject to the approval of the Company, not to be unreasonably withheld (provided that the Holders shall not require consent of the Company in order for Prudential Securities Incorporated to be an underwriter) and the Company shall make available members of the management of the Company and its Affiliates for reasonable assistance in selling efforts relating to such offering for a public offering of such size (including, without limitation, senior management attendance at due diligence meetings with underwriters and their counsel and road shows) and shall enter into underwriting agreements containing usual and customary terms and conditions for such types of offerings [(including "blackout" periods following consummation of any such offering, to the extent reasonably requested by the Managing Underwriter in the circumstances and not inconsistent with the needs of the Company to raise additional equity capital at such time)]; provided that (i) the Company shall not be required to assist in an underwritten offering more than once in any 12-month period or more than three times during the term of this Agreement; (ii) the Company shall pay the Registration Expenses for one underwritten offering; and (iii) upon request by an underwriter, the Company shall waive the common stock ownership limitation contained in its Articles of Incorporation to the extent necessary to permit such underwriter to purchase the securities for the purpose of the distribution.

      Section 4. Expenses of Registration.

           The Company shall pay all Registration Expenses incurred in connection with the registration of the Registrable Shares in accordance with Sections 2 and 3 hereof. All Selling Expenses incurred in connection with the offer and sale of Registrable Shares by any of the Holders shall be borne by the Holder offering or selling such Registrable Shares pursuant to Section 7 of this Agreement. Each Holder shall pay the expenses of its own counsel.

      Section 5. Indemnification.

            (a) In connection with any Shelf Registration Statement, the Company shall indemnify and hold harmless each Holder and each of their respective directors and officers and each person controlling such Holder within the meaning of Section 15 of the Securities Act as follows:

            (i) from and against any loss, liability, claim, damage and expense whatsoever, including any amounts paid in settlement of any investigation, litigation, proceeding or claim, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment thereto) covering Registrable Shares, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable under this clause (i) for any settlement


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      of any action effected without its written consent, which consent shall not be unreasonably withheld; and (ii) against any and all expenses (including reasonable fees and disbursements of counsel chosen by any such Holder (except to the extent otherwise expressly provided in Section 5(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, as such expenses are incurred to the extent that any such expense is not paid under subparagraph (i) of this
      Section 5(a); provided further, that the indemnity provided for in this
      Section 5(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with written information furnished to the Company by such Holder in writing expressly stating that such information is being provided by such Holder for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or (ii) contained in any preliminary prospectus or the Prospectus if such Holder failed to send or deliver a copy of the Prospectus (or any amendment or supplement thereto) to the Person asserting such losses, claims, damages or liabilities on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such Prospectus (or any amendment or supplement thereto) corrected such untrue statement or omission. Any amounts advanced by the Company to an indemnified party pursuant to this Section 5 as a result of such losses shall be returned to the Company if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company.

            (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Company and the other selling Holders and each of their respective directors and officers (including each officer of the Company who signed the Shelf Registration Statement) and each Person, if any, who controls the Company or other selling Holder within the meaning of Section 15 of the Securities Act, from and against any loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder in writing expressly stating that such information is being provided by such Holder for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Shares pursuant to the Shelf Registration Statement.

            (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 5 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action


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or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            (d) If the indemnification provided for in this Section 5 is unavailable to a party that would have been an Indemnified Party under this
Section 5 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d).

            (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      Section 6. Information to be Furnished by Holders.

            Each Holder shall furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the Registration and related proceedings referred to in Sections 2 and 3 hereof. If any Holder fails to provide the Company with such information within 15 business days of the Company's request, the Company's obligations under Sections 2 and 3 hereof with respect to such Holder or the Registrable Shares owned by such Holder shall be suspended until such Holder provides such information.

      Section 7. Rule 144 Sales.

            (a) The Company covenants that it will file the reports required to be filed by the Company under the Exchange Act, so as to enable any Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

            (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend, if deemed appropriate, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the selling Holder


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may reasonably request, provided that such request is made at least two business days prior to any sale of Registrable Shares.

      Section 8. Miscellaneous.

            (a) Governing Law. This Agreement shall he governed in all respects by the laws of the State of Maryland (other than the choice of law rules thereof).

            (b) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

            (c) Amendment. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

            (d) Notices, etc. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by facsimile with receipt acknowledged, (iii) five (5) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or
(iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (a) if to the Investors, at the Investor's address or fax number set forth below its signature hereon, or at such other address or fax number as the Investors shall have furnished to the Company in writing, or (b) if to any assignee or transferee of the Investors, at such address or fax number as such assignee or transferee shall have furnished the Company in writing, or (c) if to the Company, at the address or fax number of its principal executive offices set forth below its signature hereon or at such other address or fax number as the Company shall have furnished to the Investors or any assignee or transferee. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to the designated representative of such Holder.

            (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto (provided that each party executes one or more counterparts), each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

            (f) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

            (g) Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

            (h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders. The Company hereby agrees to extend the benefits of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

            (i) Remedies. The Company and the Investors acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

            (j) Attorneys' Fees. If the Company or any Holder brings an action to enforce its rights under this Agreement, the prevailing party in the action shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

                       [Page Break Intentionally Inserted]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                        CHARLES E. SMITH RESIDENTIAL
                                        REALTY, INC.


                                        By: /s/ ERNEST A. GERARDI, JR.
                                           -------------------------------------
                                        Name: Ernest A. Gerardi, Jr.
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------

                                               2345 Crystal Drive
                                               Crystal City
                                               Arlington, Virginia 22202
                                               Attention:  Robert D. Zimet
                                               Facsimile:  (703) 769-1312


                                        THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA


                                        By: /s/ ROBERT W. GADSDEN
                                           -------------------------------------
                                        Name: Robert W. Gadsden
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        8 Campus Drive
                                        Arbor Circle South
                                        Parsippany, New Jersey  07054-4493
                                        Attention: Jeffrey L. Danker
                                        Facsimile: (201) 734-1472

                                        STRATEGIC VALUE INVESTORS, LLC

                                        By: The Prudential Investment
                                            Corporation, Its Attorney-In-Fact

                                        By: /s/ GARY H. PICONE
                                           -------------------------------------
                                        Name: Gary H. Picone
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        8 Campus Drive
                                        Arbor Circle South
                                        Parsippany, New Jersey  07054-4493
                                        Attention: SVI Portfolio Manager
                                        Facsimile: (201) 734-1472

                                        STRATEGIC VALUE INVESTORS
                                        INTERNATIONAL, LLC

                                        By: Strategic Value Investors
                                            International Ltd., Its Manager

                                        By: /s/ GARY H. PICONE
                                           -------------------------------------
                                        Name: Gary H. Picone
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        8 Campus Drive
                                        Arbor Circle South
                                        Parsippany, New Jersey  07054-4493
                                        Attention: SVI Portfolio Manager
                                        Facsimile: (201) 734-1472